SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C.


                                  FORM 8-K


                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

  Date of Report (date of earliest event reported):  October 8, 1998


                                RENTECH, INC.
             (Exact name of registrant as specified in charter)


  Colorado                      0-19260                       84-0957421
  (State or other               Commission               I.R.S. Employer
  jurisdiction of               File No.              Identification No.
  incorporation or
  organization)

  1331 17th Street, Suite 720, Denver, Colorado                   80202
  (Address of principal executive offices)                   (Zip Code)

  Registrant's telephone number, including area code:  (303) 298-8008

  Item 5.  Other Events.

       Rentech has entered into a licensing agreement with Texaco for the Rentech Fischer-Tropsch technology. Under the license, Texaco will use Rentech's gas-to-liquids technology in combination with Texaco's proprietary gasification technology to produce liquid hydrocarbon products such as naphtha, fuel and specialty products.

       The Texaco gasification technology, which produces synthesis gas by partial oxidation of carbon-based substances, will be used to generate the synthesis gas feedstock for the Rentech Fischer-Tropsch technology. The combination of these technologies will allow for the use of a broad range of feedstocks such as petroleum coke, residual oils and by-products generated in refineries and chemical plants.

       Under the terms of the agreement, Texaco is granted an exclusive, worldwide (except in India) license to use and sublicense the Rentech Process Technology in projects where solid and liquid hydrocarbons are used as feedstocks for the generation of syngas in a gasification process such as the proprietary Texaco Gasification Process. Rentech retains the right to license for 100 percent natural gas feedstock. Texaco and Rentech will share revenues from plants licensed under this agreement.

       Until the deployment and integration of the two technologies is completed, Rentech will not have information adequate to assess whether the arrangement with Texaco will result in significant revenues to Rentech at some time in the future.

                                 SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     RENTECH, INC.


  Date:  October 8,  1998         By:  (Signature)
                                     --------------------------------------
                                     Dennis L. Yakobson, President